SECURITIES AND EXCHANGE COMMISSION

                       ==================================



                          AMENDMENT NO. 6 TO FORM SB-2


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                       ==================================

                                  WIMAX EU, LTD
              (Exact Name of Small Business Issuer in its Charter)

        Nevada                                              91-2006471
(State of Incorporation)       (Primary Standard        (IRS Employer ID No.)
                                Classification Code)

                            356 Pine Avenue, Apt. #1
                         Pacific Grove, California 93950
                                 (831) 372-3006
             (Address and Telephone Number of Registrant's Principal
               Executive Offices and Principal Place of Business)

                                Christopher Miles
                            356 Pine Avenue, Apt. #1
                         Pacific Grove, California 93950
                                 (831) 372-3006
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                          195 Route 9 South, Suite 204
                               Manalapan, NJ 07726
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE



                                     Amount to be    Proposed Maximum  Proposed Maximum
                                     Registered      Aggregate         Aggregate         Amount of
Title of Each Class Of                               Offering Price    Offering Price    Registration fee
Securities to be Registered                          per share
---------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 (1)    9,700,000       $0.10            $  970,000           $114.35


Common Stock, par value $0.001 (2)    4,000,000       $0.10            $  400,000           $ 47.08

Total                                13,700,000       $0.10            $1,370,000           $161.43


(1)  Represents shares held by our selling security holders.

(2) Represents the resale of 4,000,000 shares of common stock underlying the options pursuant to our Stock Option Agreement with Christopher Lee Miles, our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors. These shares underlying the options are in addition to the 4,000,000 shares currently held by Mr. Miles that are also being registered.

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a recent offering. The price of $0.10 is a fixed price at which the selling security holders as well as the shares underlying the option to Christopher Lee Miles may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.



PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER 14, 2005


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                  WIMAX EU, LTD.


                        9,700,000 SHARES OF COMMON STOCK
            4,000,000 SHARES OF COMMON STOCK UNDERLYING STOCK OPTIONS


The selling shareholders named in this prospectus are offering a total of 9,700,000 shares of our common stock offered through this prospectus. In addition, we are registering the resale of an additional 4,000,000 shares of our common stock underlying the options issued to Christopher Lee Miles pursuant to our Stock Option Agreement with Mr. Christopher Lee Miles, our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors. Our common stock is presently not traded on any market or securities exchange. The 9,700,000 shares of our common stock and the 4,000,000 shares of common stock underlying the options issued to Mr. Miles can be sold by selling security holders at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules.



The Date Of This Prospectus Is: December 14, 2005

                                TABLE OF CONTENTS

PAGE

Summary Financial Data Schedule                                               1

RISK FACTORS                                                                  2

Determination of Offering Price                                               5

Selling Shareholders                                                          6

Plan of Distribution                                                          7

Legal Proceedings                                                             8

Directors, Executive Officers, Promoters and Control Persons                  8

Security Ownership of Certain Beneficial Owners and Management                9

Description of Securities Interests of Named Experts and Counsel              9

Disclosure of Commission Position of Indemnification for Securities Act
Liabilities                                                                  10

Organization Within Last Five Years                                          10

Description of Business                                                      11

Plan of Operation                                                            15

Description of Property                                                      16

Certain Relationships and Related Transactions                               16

Market for Common Equity and Related Stockholder Matters                     16

Executive Compensation                                                       18

Available Information                                                        19

Index to Financial Statements                                                F


================================================================================


                                        i

                                ABOUT OUR COMPANY


We were incorporated under the laws of the State of Nevada on October 13, 1999 as Atlantic Capital Ventures, Inc. and filed a certificate of amendment in the State of Nevada changing our name to Wimax EU Ltd. on December 13, 2004. We are a development stage company dedicated to providing wireless broadband internet service to commercial and residential customers primarily within countries that are members of the European Union. We are considered to be in the development stage (a development stage company) since we are devoting substantially all of our efforts to establishing a new business.

We will offer a rapidly developing technology which provides the "last mile" of broadband internet service. More specifically, this technology is intended to provide the last several miles of connectivity to customers in a cost competitive fashion and where other traditional broadband services might not be available due to lack of hardwired infrastructure.

Wimax is a terminology used to describe the technology of providing wireless broadband internet service over two way antennas. By connecting antennas in series using line of sight microwave transmission, even greater areas can be connected to a single internet connection. In addition to the broadcast antenna used by the provider, each user also utilizes a two way wireless antenna to receive and broadcast data to and from the central antenna. The user's antenna hooks directly to either the user's computer or local area network (LAN).

Although there are several forms of "WiMax like" technologies currently in use, the term "WiMax" more accurately refers to the latest Intel technology, first launched in September 2004, and designated as 802.16. We believe that this technology appears to represent the future in wireless internet connectivity. As telephones and other systems are becoming less and less dependent upon hardwiring, a world of wireless internet connectivity is not only foreseeable, it is predictable.

We are committed to participating in the expansion of wireless broadband services using all available and developing technologies in the European market. As the economy in these countries develops, there will be an increased need for high-bandwidth Internet access.

As WIMAX is basically a last mile(s) solution we will also need to be purchasing/leasing bandwidth for our network backbone. This can be done by a variety of means; in some countries we can use the existing digital mobile telephony network. In other countries we can purchase connectivity from companies that own fibre-optic networks. There are several companies to choose from and some of them offer a whole range of extra services as well as bandwidth such as internet telephony (VOIP). All this combined may allow us to offer our potential customers a competitive service.

We intend on leasing space on existing cell phone towers, buildings or other suitable locations where we will install and maintain our own antennas. These antennas will be connected to the internet either through wireless or wired backhaul connections. Access to the internet will be purchased through various primary suppliers depending on the area. We will then resell this internet service to individuals or businesses who desire to access the internet through our broadband wireless service. Users will be required to either purchase or lease an antenna in order to connect to our service. We intend on providing these antenna in connection with our providing our customers with internet service. Like WiFi, WiMax is not limited to line of sight transmissions.

In addition to providing wireless broadband internet service to our customers, we may also offer additional services such as web hosting, web design and internet telephony (voice over internet protocol) in those areas where we feel there is sufficient demand to create profitability.

WiMax has been in development since 2000. Since that time, Intel has been conducting testing of the technology, and we believe that final ratification will occur in the next few months, although we cannot predict when final ratification of the technology will occur. Once the WiMax technology has been ratified, we intend to utilize the existing cellular network infrastructure in Europe for backhaul and antenna placement. We intend to contract with the owners of this infrastructure for both antenna location leases and bandwidth usage for backhaul.

We will not be competing with the current operators/owners from which we lease space for our antennas, as the operators offer mobile phone and GSM services, while we will be providing Internet access. Additionally, we will distinguish ourselves from our competitors by offering superior customer service that is available twenty-four hours a day, seven days a week. From our own knowledge of the industry, we do not believe that most of our competitors offer customer service that is available twenty-four hours a day, seven days a week.

One of the hurdles that we will have to overcome in the short term is the lack of client-hardware ("receivers") present with the target groups. There are currently no client devices on the market. Hence any company wanting to offer WIMAX services will also have to make client-devices (CPE's) available to their customers.

WIMAX operates on both an unlicensed and licensed band each with advantages and disadvantages. Using a licensed spectrum ensures limited competition and lower interference from competing networks. However spectrum licenses are costly, and only a limited number are available making entry into that market very difficult. Using an unlicensed spectrum avoids these large license fees, and facilitates a faster entry into the market. However, unlicensed spectrums allow for greater competition and interference unless the operators sign spectrum exclusive contracts with the owners of the antenna locations.

To date, we have conducted interviews with prospective executives, legal council to assist with licensing in the various markets, technologists, public relations specialist in both the United States and Europe. No agreements have been reached with any parties to date. We have also reviewed sites for location of the corporate headquarters to determine which country and/or facility brings the most benefit with respect to personnel, taxes, and cost of doing business. We have also continued to review the latest available technologies, including other ISP providers for acquisition to assist in a rapid buildup of customer base.

We have not acquired the rights to the technology to date. However, we anticipate the finalized technology will be available for purchase within the next couple of months. Although, we do not have any agreements in place to acquire the technology at this time, we believe that we will not have any issues purchasing the technology when it becomes available.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

All of our current shareholders are listed as selling shareholders in this prospectus.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.10 was determined by the price shares were sold to our shareholders in a private placement memorandum. Such offering price is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Although we are not contractually obligated to register the shares, we are registering these shares, at our expense, in furtherance of our goal to have our shares quoted on the OTC Bulletin Board, so that we can obtain additional funding and acquire other businesses within our industry. Upon the effectiveness of this registration statement, we will be deemed a reporting company, required to make regular annual, quarterly, and event specific disclosures. There is the potential of an automatic suspension of our filing obligations under section 15(d) of the Exchange Act. We are required to be a reporting company to be listed on the OTC Bulletin Board.

Summary Financial Data

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (October 13, 1999) through December 31, 2004 are derived from our audited financial statements. The statement of operations and balance sheet data for the nine months ended September 30, 2005 are derived from our unaudited financial statements.

                                     Year Ended       Year Ended         From Inception-             For the nine
                                     December 31,     December 31        October 13, 1999 through    months ended
                                     2004             2003               December 31, 2004           September 30,
                                                                                                      2005
                                     (Audited)        (Audited)          (Audited)                  (Unaudited)
STATEMENT OF OPERATIONS

Revenues                             $       0        $      0            $         0                $          0
Total Operating Expenses             $   6,500        $      0            $    23,639                $    254,793
Net Loss                             $  (6,500)       $      0            $   (23,639)               $   (254,793)

                                     As of             As of
                                     December 31,      September 30,
                                     2004              2005
                                     (Audited)         (Unaudited)

BALANCE SHEET DATA

Cash                                 $   2,641          $   32,201
License Rights                                -         $    1,819
Total Assets                         $   2,641          $   34,520
Total Liabilities                    $   6,500          $    1,547
Stockholders' Equity (Deficiency)    $  (3,859)         $   32,973


                              WHERE YOU CAN FIND US

Our corporate offices are located at 356 Pine Avenue, Apt. #1, Pacific Grove, California 93950. Our telephone number is (831) 372-3006. We have an Internet website located at www.wimax-eu.com.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words "we", "our" or "us" refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.
                                       3

We were incorporated in Nevada in October 1999 and we recently commenced operations We have no significant assets or financial resources. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $25,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not commenced generating revenue. As of December 31, 2004, we have incurred a net loss of $23,639, and an accumulated deficit of $23,639. If we cannot generate sufficient revenues from our services, we may not be able to implement our business plan and may be forced to cease our business activities. The expression of the going concern by our auditor may make it more difficult to obtain financing, enter into contracts with service or products providers or acquire other entities in the industry. The failure to obtain additional funding or enter into contracts with service or product providers would impair out ability to successfully implement our business plan.

TECHNOLOGICAL ADVANCEMENTS COULD BRING ADDED COMPETITION TO OUR PROPOSED SERVICE LINE WHICH MAY LIMITED OUR ABILITY TO EXPAND OUR OPERATIONS.

Future advancements in wireless broadband internet services could create new or lower cost services that would compete with our proposed service offerings. Additional competition could result in reductions in our potential subscriber base, declining revenues and smaller operating margins. Narrowband PCS, providing advanced messaging capabilities, and broadband PCS, providing wireless phone service along with paging capabilities, could both affect our potential subscriber base as services becomes more prevalent and prices fall. We cannot provide any assurance that we will be able to introduce new and competitive services in a timely fashion, if at all, nor can we represent that our margins, inventory costs or cash flows will be unaffected by these developments.


IF WE ARE UNABLE TO INCREASE OUR CUSTOMER BASE DUE TO INDUSTRY COMPETITORS AND ONGOING CONSOLIDATION WE MAY NOT BE ABLE TO EARN SUFFICIENT REVENUES TO COMPLETE OUR BUSINESS PLAN.

The telecommunications industry is extremely competitive. Some of our Competitors possess greater financial, technical and other resources than we do and may therefore be better able to complete strategic business acquisitions or to compete for subscribers in the marketplace. Moreover, some of our competitors currently offer broader network coverage than that provided by our systems and some follow a low-price discounting strategy to expand their market shares.

IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, WE MAY BE UNABLE TO EXPAND OUR SERVICES AND MAY BE FORCED TO CEASE OPERATIONS.

If we are unable to generate significant revenues from our operations, we could be forced to delay or scale back our growth plans and possibly eliminate certain services and product development programs. We believe that the our expansion plans will allow us to become profitable in the future. However, if we fail to generate significant revenues in the future, then we will not able to expand our as we anticipate. This failure to expand may hurt our ability to raise additional capital which could have a negative effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

WE MAY NOT BE ABLE TO IDENTIFY, FINANCE OR INTEGRATE SUITABLE BUSINESSES TO ACQUIRE. THIS WOULD IMPAIR OUR ABILITY TO EXECUTE OUR BUSINESS PLAN FOR GROWTH AND REMAIN COMPETITIVE.

A key element of our longer term business strategy is to diversify our business and product lines through acquisitions of independent services providers. Because we do not have extensive cash resources or an acquisitions line of credit available to us, it may be difficult for us to grow because we cannot pay for or finance the our expansion. If we do not make acquisitions on economically acceptable terms and integrate acquired businesses successfully, our future growth and financial performance will be limited. In addition, the process of integrating acquired businesses may involve unforeseen difficulties and/or require a disproportionate amount of our time, attention and resources from time to time. We may not achieve some of the expected benefits of acquisitions that we may execute if the existing operations of such companies are not successfully integrated with our own in a timely manner. Even if integrated in a timely manner, there can be no assurance that our operating performance after acquisitions will be successful or will fulfill management's objectives.

The integration of businesses we acquire will require, among other things, coordination of administrative, sales and marketing, distribution and accounting and finance functions and expansion of information and management systems. The integration process could cause the interruption of the activities of the two businesses or the diversion of attention and resources from the businesses' primary operational goals. The difficulties of such integration may initially be increased by the necessity of coordinating geographically separate organizations and integrating personnel with disparate business backgrounds and corporate cultures. We may not be able to retain key employees. The process of integrating newly acquired businesses may require a disproportionate amount of time and attention of our management and financial and other resources and may involve other, unforeseen difficulties.

The success of our growth strategy will also depend on numerous other contingencies beyond our control, including national and regional economic conditions, interest rates, competition, changes in regulation or technology and our ability to attract and retain skilled employees. As a result, we cannot assure investors that our growth and business strategies will prove effective or that we will achieve our goals.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF CHRISTOPHER LEE MILES AND MARGOT MILES, OUR OFFICERS AND DIRECTORS. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Christopher Lee Miles and Margot Miles, our officers and directors. Christopher Lee Miles is also our sole employee and therefore is essential to our development. We currently do not have an employment agreement with either Christopher Miles and Margot Miles. The loss of their services could have a material adverse effect on our business, financial condition or results of operation.

OUR CURRENT OFFICERS AND DIRECTORS DO NOT HAVE ANY EXPERIENCE WITH THE WIMAX TECHNOLOGY; THEREFORE, WE WILL NEED TO HIRE ADDITIONAL EMPLOYEES WITH THE REQUISITE TECHNOLOGICAL KNOWLEDGE OR WE WILL NOT BE ABLE TO ADVANCE OUR BUSINESS PLAN.
                                       5

Our current officers and directors do not have any experience with the Wimax technology. Therefore, we are currently looking to hire additional employees and management with the requisite technological knowledge. If we are not able to retain such qualified personnel, we may not be able to continue the development of our business.

CHRISTOPHER LEE MILES'S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Christopher Lee Miles beneficially owns approximately 70% of our common stock. Accordingly, for as long as Christopher Lee Miles continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is limited. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR OFFICER HAS A CONFLICT OF INTEREST IN THAT HE IS AN OFFICER AND DIRECTOR OF ANOTHER COMPANY WHICH WILL PREVENT HIM FROM DEVOTING FULL-TIME TO OUR OPERATIONS WHICH MAY AFFECT OUR OPERATIONS.

Our principal officer, Christopher Lee Miles has a conflict of interest in that he is 100% owner and an officer and director of Maxwell Media Marketing. It is possible that there may be a conflict of interest in providing the same management services to two companies. It is possible that although Mr. Miles plans on devoting at least 40 hours a week to our business, the time he must spend on his duties to the other companies may delay our operations and may reduce our financial results because of the slow down in operations.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

AS AN WIRELESS BROADBAND INTERNET SERVICE COMPANY, WE ARE IN AN INTENSELY COMPETITIVE INDUSTRY AND ANY FAILURE TO TIMELY IMPLEMENT OUR BUSINESS PLAN COULD DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

The wireless broadband industry is highly competitive, and has few barriers to entry. We can provide no assurance that additional competitors will not enter into the online dating industry. There are numerous other wireless broadband companies that currently offer similar services, that have established user bases that are significantly larger than ours, and that have access to greater capital. If we are unable to efficiently and effectively institute our business plan as a result of intense competition or a saturated market, we may not be able to continue the development and enhancement of our web site and become profitable.


IN ORDER FOR CUSTOMERS TO USE OUR SERVICE, THEY NEED TO HAVE A WIRELESS ANTENNA. CURRENTLY, THERE IS A LACK OF THIS CLIENT HARDWARE IN THE MARKET. IF WE ARE UNABLE TO MAKE THE CLIENT HARDWARE AVAILABLE TO OUR CUSTOMERS, WE WILL NOT BE ABLE TO SELL OUR SERVICE AND MAY BE FORCED TO DIMINISH OR SUSPEND OUR DEVELOPMENT AND POSSIBLY CEASE OUR OPERATIONS.

Each user must utilize a two way wireless antenna to receive and broadcast data to and from the central antenna. The user's antenna hooks directly to either the user's computer or local area network (LAN). Currently, there is a lack of client-hardware present with the target groups. There are currently no client devices on the market. Therefore, in order to offer WIMAX services will also have to make client-devices available to our customers. If we are unable to make the hardware available to our customers, we may be forced to diminish or suspend our development and possibly cease our operations.

THE WIMAX TECHNOLOGY IS STILL IN THE TESTING PHASE AND HAS NOT YET BEEN RATIFIED. IF THE TECHNOLOGY IS NOT RATIFIED, WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN.

WiMax has been in development since 2000. Since that time, Intel has been conducting testing of the technology, and we believe that final ratification will occur in the next few months, although we cannot predict when final ratification of the technology will occur. We are unaware of the material results of Intel's testing or of any problems or limitations with the technology arising during testing. If the Wimax technology is not ratified, we will be unable to implement our business plan.


OUR MARKET IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE, AND IF WE FAIL TO DEVELOP AND MARKET NEW TECHNOLOGIES RAPIDLY, WE MAY NOT BECOME PROFITABLE IN THE FUTURE.

The internet and the wireless broadband industry are characterized by rapid technological change that could render our intended services obsolete. The development of our business entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our services to customer requirements or needs. If our management is unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, we may never become profitable which may result in the loss of all or part of your investment.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.10 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Wimax EU, Ltd. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.


ALTHOUGH WE PLAN ON APPLYING FOR QUOTATION OF OUR STOCK ON THE OTC BULLETIN BOARD, THERE IS NO GUARANTEE THAT WE WILL BE APPROVED FOR QUOTATION. THERE IS ALSO THE POTENTIAL OF AN AUTOMATIC SUSPENSION OF OUR FILING OBLIGATIONS UNDER
SECTION 15(D) OF THE EXCHANGE ACT.

We plan on applying for quotation of our stock on the OTC Bulletin Board; however, There is no guarantee that we will be approved for quotation. We are required to be a reporting company to be listed on the OTC Bulletin Board. Upon the effectiveness of this registration statement, we will be deemed a reporting company, required to make regular annual, quarterly, and event specific disclosures. There is the potential of an automatic suspension of our filing obligations under section 15(d) of the Exchange Act.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

                                 USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                         DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in a private placement held in January 2005 pursuant to an exemption from Registration at Section 4(2) of the Securities Act of 1933.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we attempting to locate a market maker to will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                           PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

                              SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 9,700,000 shares of our common stock held by 50 shareholders, and a total of 4,000,000 shares of our common stock underlying the options issued pursuant to our Stock Option Agreement with Christopher Lee Miles, our President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors.

Such shareholders include the holders of the shares sold in our Regulation D offering in October 1999. In this offering we issued a total of 4,400 shares of our common stock to a total of 42 investors at a price per share of $3.30 for an aggregate offering price of $14,520. Christopher Lee Miles, our current President, purchased 100 shares in this offering. On October 15, 2004, we approved a 10-1 forward split of our outstanding shares which increased the shares held by these shareholders to 44,000 shares. In February 2005, we approved a 5-1 forward split of all our common stock. All of our shareholders, including Christopher Miles, owning more than 2001 shares agreed to waive their right to receive share under the February 2005 forward split. This increased the amount of shares held by the shareholders, not including Mr. Miles shares, to 215,000 shares.


The shares being sold by the seller security holders also include the shares sold to investors in an offering in January 2005. This offering was sold pursuant to Section 4(2) of the Securities Act of 1933 and pursuant to same we issued a total of 1,500,000 shares to four investors at a price per share of $.10 for a total of $150,000. We have used the initial price per share of $.10 as our fixed offering price.

In addition, included in that amount are shares issued to the following various consultants pursuant to consulting agreements and issued pursuant to an exemption from registration at Section 4(2) of the Securities Act of 1933. On November 22, 2000, we issued a total of 100,000 shares to Natural Venture Corp. pursuant to a consulting agreement with us. Such shares were increased to 1,000,000 shares in our 10-1 forward split on October 15, 2004. On October 1, 2004, we entered into a royalty agreement and Agreement on Business Rights Transfer with Eurotech Capital Ventures, Ltd. pursuant to which we agreed to issue 100,000 shares of our common stock. Such shares were not issued until January 2005 and at such time we agreed to issue EuroTech a total of 1,000,000 shares based upon the amount of shares they would have received after the 10-1 forward split undertaken by us on October 15, 2004. On January 15, 2005, we issued 1,500,000 shares to Global Internet Marketing Corp. pursuant to our consulting agreement with Global.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 5, 2005 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                                          Shares of
Name of selling stockholder           Shares of common      common      Shares of common  Percent of
                                     Stock owned prior    stock to be   stock owned       common stock
                                       to offering           sold       after offering    owned after offering
--------------------------------------------------------------------------------------------------------------
35215 Yukon, Inc. (1)                    200,000          200,000                0                0
Kenneth Bornstein                        300,000          300,000                0                0
35216 Yukon, Inc. (2)                    300,000          300,000                0                0
Marquis Investments (3)                  700,000          700,000                0                0
Natural Venture Corp. (4)              1,000,000        1,000,000                0                0
Global Internet Marketing Corp. (5)    1,500,000        1,500,000                0                0
Eurotech Capital Ventures (6)          1,000,000        1,000,000                0                0
Margot Miles                             500,000          500,000                0                0
Christopher Miles                     16,001,000(7)     8,000,000(7)     8,001,000            44.16%
Fred Quadros Jr                            5,000            5,000                0                0
Desert-AU, Inc. (8)                        5,000            5,000                0                0
William Shine                              5,000            5,000                0                0
Christopher Lachman                        5,000            5,000                0                0
Abigail Miles                              5,000            5,000                0                0
Mary Ann Lang                             10,000           10,000                0                0
Raymond/Yoshiko Uno                        5,000            5,000                0                0
Kevin Tatsugawa                            5,000            5,000                0                0
Mitsuo Tatsugawa                           5,000            5,000                0                0
Subrina Hamasaki                           5,000            5,000                0                0
Dean Cummings                              5,000            5,000                0                0
Gary/Bonnie See                            5,000            5,000                0                0
John Polli, Jr                             5,000            5,000                0                0
Robert Watson III                          5,000            5,000                0                0
Patrick Gundlach                           5,000            5,000                0                0
Karen Fellbaum                             5,000            5,000                0                0
Kazu Fujita                                5,000            5,000                0                0
Nancy Jewell                               5,000            5,000                0                0
Beryl Salerno                              5,000            5,000                0                0
Elizabeth Gheen                            5,000            5,000                0                0
Scott/Christina Lindquist                  5,000            5,000                0                0
Thomas Bass                                5,000            5,000                0                0
Erich Schmid                               5,000            5,000                0                0
Johnny Wong                                5,000            5,000                0                0
Lorie Tatsugawa/Curtis Spackman            5,000            5,000                0                0
Dale Benson                                5,000            5,000                0                0
Kevin Robinson                             5,000            5,000                0                0
Timothy Kasden                             5,000            5,000                0                0
Elizabeth Hingley                          5,000            5,000                0                0
Robert/Susanna Ichikawa                    5,000            5,000                0                0
James Potter                              10,000           10,000                0                0
Chandra Miles Cholakian                    5,000            5,000                0                0
James Yanai                                5,000            5,000                0                0
Gary Kihs                                  5,000            5,000                0                0
Cassia Miles                               5,000            5,000                0                0
Paul Spiegler                              5,000            5,000                0                0
Jody Walker                                5,000            5,000                0                0
JoAnn/Brian Murphy                         5,000            5,000                0                0

(1)  3215 Yukon, Inc. is controlled by Samy Zands.
(2)  3216 Yukon, Inc. is controlled by Abbie Zands.
(3)  Marquis Investments is controlled by Laura Mouck.
(4)  Natural Venture Corp. is controlled by Harmodio Herrera.
(5)  Global Internet Marketing Corp. is controlled by Alex James.
(6)  Eurotech Capital Ventures is controlled by Janice Hypolite.
(7) Includes 4,000,000 shares to be issued to Mr. Miles pursuant to his stock option agreement with the Company for a period of two years expiring January 10, 2007 at $.50 a share. The 4,000,000 shares are not included in the percentage or outstanding shares total since the shares have not been issued to date.
(8)  Desert-AU, Inc. is controlled by Robert E. Hunt.

To our knowledge, except for Christopher Lee Miles and Margot Miles, our officers and directors, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or
     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
     -    are broker-dealers or affiliated with broker-dealers.

Christopher Lee Miles is the uncle of Margot Miles; the brother of Abigail Miles and the father of Chandra Cholakian and Cassia Miles. Neither Christopher Miles or Margot Miles are related to any of our other selling security holders and neither individual is a broker dealer or an affiliate of a broker-dealer. The only relationship that the selling security holders have with us is as shareholders except for those shareholders who have consulting agreements with us.
                              PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. However, sales by selling security holder must be made at the fixed price of $.10 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o    through direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o    any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $37,500.

                           LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of July 5, 2005 are as follows:

NAME                            AGE        POSITION
----                            ---        -------------------------------

Christopher Lee Miles           54         President, Chief Executive Officer,
                                           Chief Financial Officer, Chairman
                                           of the Board of Directors

Margot Miles                    35         Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Christopher Lee Miles has been our President, Chief Executive Officer, Chief Financial Officer and a member of our Board of Directors since 2000. He has also been an independent media and marketing consultant for the past fifteen years working primarily in electronics, broadcast and golfing industries contracting for various companies. In 2001 he formed Maxwell Media Marketing and operates his consulting business under that name. Mr. Miles is the sole proprietor of Maxwell Media Marketing which specializes in creating and developing media marketing strategies for startups in the golf industry with an emphasis on building sound sales strategies and creating synergy with all forms of golf media, both Public relations and paid advertising. He also was CEO/Director of Dorado Capital Ventures, Inc. from 2000 until April 2004. In such capacity he handled all corporate affairs for Dorado and assisted in locating and negotiating a merger with Electric Moto Corp. which is an electric motorcycle company out of Oregon. Prior to the merger in April 2004, Dorado was a dormant entity with no business operations. Mr. Miles is also the CEO/Director of Edmonds & Edmonds, Ltd. a corporation with no practical activity or business since 2000. Since 1996, Mr. Miles has worked in Monterey, California at the CBS affiliate KNRY AM 1240 as a talk show producer and assistant to the owner and general manager. In such capacity, he is responsible for all areas of the radio station, including, sales, billing, production and on air hosting. Mr. Miles has also served as the News Director and produced hundreds of news shows. He has worked specifically in the golf industry since 1998 as a talk show producer. He also consults in the equipment manufacturing sector as a marketing specialist and continues to assist start-up companies with developing and implementing their sales and marketing plans.

Margot Miles has been our Treasurer and member of our Board of Directors since 2000. She is a licensed hypnotherapist and has operated Ashland Hypnotherapy since 2003. Additionally Ms. Miles was Treasurer/Director of Dorado Capital Ventures, Inc from 2000 until April 2004 and is the Treasurer/Director of Edmonds & Edmonds, Ltd. an inactive corporation since 2000. Prior to becoming licensed as a hypnotherapist, Ms. Miles was the owner/operator of Hey Diddle Diddle Diaper Service from 1996 to 1999. Margot attended Salt Lake City College from 1983-1984 and Southern Oregon University from 2000-2002.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of July 5, 2005, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                         Name and Address           Amount and Nature            Percent
Title of Class        of Beneficial Owner         of Beneficial Owner           of Class
--------------        -------------------         -------------------           --------
Common Stock          Christopher Lee Miles(1)(2)      16,001,000                 67.80%
                      356 Pine Avenue, Apt. 1
                      Pacific Grove, CA 93950


Common Stock          Margot Miles                       500,000                  2.82%
                      481 Herbert Street
                      Ashland, OR 97520

Common Stock          Natural Venture Corp.            1,000,000                  5.65%
                      PO Box 873
                      Wickhams Cay 1
                      Road Town, Tortola BV1

                                       12



Common Stock          Global Internet Marketing Corp.  1,500,000                  8.47%

                      11 D Lower Dorset Street
                      Dublin 1
                      Ireland

Common Stock          Eurotech Capital Ventures        1,000,000                  5.65%
                      Box 11143
                      SE-40423 Goteborg
                      Sweden


Common Stock          All executive officers          12,501,000                 70.63%
                      and directors as a group

The percent of class is based on 17,701,000 shares of common stock issued and outstanding as of July 5, 2005.

(1) Includes 4,000,000 shares to be issued to Mr. Miles pursuant to his stock option agreement with the Company for a period of two years expiring January 10, 2007 at $.50 a share. The 4,000,000 shares are not included in the percentage or outstanding shares total since the shares have not been issued to date.


(2) We have an option to repurchase up to 8,000,000 shares from Christopher Lee Miles for a period of two years expiring January 10, 2007 at the rate of $.025 per share.

                            DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of November 29, 2005, 17,701,000 shares of common stock are issued and outstanding and held by 50 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

Christopher Lee Miles has an option to purchase 4,000,000 shares of our common stock of our common stock for a period of two years expiring January 10, 2007 at $.50 a share. There are no other options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Jewett Schwartz & Associates, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 13, 1999 in the State of Nevada as Atlantic Capital Ventures, Inc. and filed Articles of Amendment in the State of Nevada changing our name to WIMAX EU, Ltd.

                             DESCRIPTION OF BUSINESS

General

We were incorporated under the laws of the State of Nevada on October 13, 1999. Our original business plan was to develop an e-commerce business; however, the plan was abandoned at the outset with the collapse of the internet market in early 2000. From 2000 until 2004, we had no business activities. In October 2004, we began developing a business plan in the wireless broadband industry. We are now a development stage company dedicated to providing wireless broadband internet service to commercial and residential customers primarily within countries that are members of the European Union.

Wimax is a terminology used to describe the technology of providing wireless broadband internet service over two way antennas. By connecting antennas in series using line of sight microwave transmission, even greater areas can be connected to a single internet connection. In addition to the broadcast antenna used by the provider, each user also utilizes a two way wireless antenna to receive and broadcast data to and from the central antenna. The user's antenna hooks directly to either the user's computer or local area network (LAN).

Whereas the popular "WiFi" wireless internet offers what has been called the "last 100 feet" of internet service to customers, we intend to offer a rapidly developing technology which provides the last mile of broadband internet service. More accurately this technology can provide the last several miles of connectivity to customers in a cost competitive fashion and where other traditional broadband services might not be available due to lack of hardwired infrastructure.

WiMax has been in development since 2000. Since that time, Intel has been conducting testing of the technology, and we believe that final ratification will occur in the next few months, although we cannot predict when final ratification of the technology will occur. We are unaware of the material results of Intel's testing or of any problems or limitations with the technology arising during testing. Once the WiMax technology has been ratified, we intend to utilize the existing cellular network infrastructure in Europe for backhaul and antenna placement. We intend to contract with the owners of this infrastructure for both antenna location leases and bandwidth usage for backhaul.

We intend on leasing space on existing cell phone towers, buildings or other suitable locations where we will install and maintain our own antennas. These antennas will be connected to the internet either through wireless or wired backhaul connections. Access to the internet will be purchased through various primary suppliers depending on the area. We will then resell this internet service to individuals or businesses who desire to access the internet through our broadband wireless service. Users will be required to either purchase or lease an antenna in order to connect to our service. We intend on providing these antenna in connection with our providing our customers with internet service. Like WiFi, WiMax is not limited to line of sight transmissions.

We are committed to participating in the expansion of wireless broadband services using all available and developing technologies in the European market. As we introduce our service into a new country, we intend to establish a subsidiary company which will be managed locally where appropriate for first rate customer service but which will utilize the cost advantage of a centralized administrative and technical support staff whenever possible for cost effective implementation of the rollout.

In order to capitalize on local recognition of a nationally based company while promoting our brand name throughout the EU, each regional company will be identified by its country. For example, WiMax EU in Germany will be called "WiMax Germany", WiMax EU in Poland will be called "WiMax Poland" etc. Likewise each company will have its individual URL assigned to it. Wimax Germany will be called WiMax-Germany.com, Wimax Poland will use WiMax-Poland.com etc. We have acquired all these URL's as well as the local language equivalent like WiMax-Deutschland.com and WiMax-Polska.com.

Wherever possible, we will look to acquire existing independent internet providers who are interested in joining our company and becoming the subsidiary for that country. This will enable us to acquire an existing customer base and staff who are familiar with the market and regulations specific to their country. We will look to acquire existing independent internet providers who are interested in joining our company and becoming our subsidiary for a specific country. This will enable us to acquire an existing customer base and staff who are familiar with the market and regulations specific to their country.

We plan on developing the Wimax-EU trademark into a recognized international brand. We plan on developing a coordinated marketing strategy which can then be implemented on a regional basis pointing out both our international scope as well as our locally managed benefits.

We will recruit wireless internet veterans with a history of success to fill the top executive positions of our company. Once funded these people will be installed and will recruit additional personnel as they deem appropriate.

We anticipate the initial roll out of Wimax EU would require at least an additional investment of $2 Million in addition to the capital we already raised. To date none of that amount has been raised nor have potential sources for the funding been identified.

The window of opportunity for wireless broadband internet in European Union countries has opened. We intend to capitalize on this opportunity by providing quality connectivity and superior service at competitive rates.


In November 2004, we purchased 40 URL addresses which we intend to use to develop a consistent brand name when launching our service in the various individual EU countries while still allowing for a local presence. Although we own all such URL's, we granted Eurotech Capital Ventures ("Eurotech") a 30 year license to use the URLs. We have published web pages on two of those URLs in order to receive feedback as to design and effectiveness. With the limited funds available at this time, we are continuing to plan our strategies and research the market and have not taken any additional active steps to develop our operations further. The agreement also requires us to have an effective registration statement prior to November 30, 2005 or the agreement will be terminated at the option of Eurotech. However, Eurotech has waived the right to enforce such provision of the Agreement.


WIMAX WIRELESS BROADBAND INTERNET

"WiMAX" is short for "Worldwide Interoperability for Microwave Access" and describes the latest technologies for delivering the last several miles of wireless broadband internet service to end users. All products feature a centralized antenna which is connected to the internet and another antenna at the end user's location to receive and broadcast data from computers that are connected to the antenna either individually or through a local area network.

We intend to utilize all available WiMAX and WiMAX-like technologies depending upon the various markets we enter. Wimax is similar to WiFi in that they both provide wireless access to the network. The primary difference between the two technologies, is that Wimax is designed to provide coverage over a broader geographical area than WiFi. We have not acquired the rights to the technology to date. However, we anticipate the finalized technology will be available for purchase within the next couple of months. Although, we do not have any agreements in place to acquire the technology at this time, we believe that we will not have any issues purchasing the technology when it becomes available.

However, Wimax does require an antenna that is considerably larger and more powerful than a typical WiFi system because of the greater distances. With the rapidly changes in technology, we cannot determine specifically how large or how expensive the antenna will be when we decide to purchase them but we believe the additional cost of these antenna could negatively affect our ability to provide services in areas of low population density.

One of the hurdles that we will have to overcome in the short term is the lack of client-hardware ("receivers") present with the target groups. There are currently no client devices on the market. Hence any company wanting to offer WIMAX services will also have to make client-devices (CPE's) available to their customers.

WIMAX operates on both an unlicensed and licensed band each with advantages and disadvantages. Using a licensed spectrum ensures limited competition and lower interference from competing networks. However spectrum licenses are costly, and only a limited number are available making entry into that market very difficult. Using an unlicensed spectrum avoids these large license fees, and facilitates a faster entry into the market. However, unlicensed spectrums allow for greater competition and interference unless the operators sign spectrum exclusive contracts with the owners of the antenna locations.

We do not hold the rights to any technology at this time.

MARKET COMPARISON

We will not depend upon proprietary technology but rather will focus on delivering service utilizing proven technologies from companies with strong support systems. We have entered into preliminary discussions with Aperto Networks with regard to developing a business alliance. Aperto Networks supplies hardware and support services for the primary technologies we intend to utilize. With changes in the development of Wimax technologies, we may later choose not to create alliances with Aperto Networks or may attempt to create other relationships in addition to Aperto Networks. To date, no material agreements have been entered into. Prior discussions with Nextnet Wireless have been terminated until such time that we can relocate our offices to Europe and better determine our abilities and needs with respect to Nextnet Wireless' products.

We intend to set focus on three primary qualities to gain market share. Those are:

1. Areas of demand with limited supply. These would be population concentrations without the infrastructure that supports broadband service through hard wired technologies. These areas can be found primarily in the newest members to the European Union that have limited market penetration.

2. Superior customer support - Customer support in Europe does not generally measure up to support in the US. Generally speaking, even urban centers do not generally offer 24/7 tech support. By utilizing both localized tech support backed up by a central multi-lingual call center, we intend to offer customers tech support around the clock.

3. Competitive pricing - Without a reliance on the massive and expensive infrastructure necessary to support a hard wired internet service, we expect to be able to offer our service at competitive rates with other providers. That fact, combined with superior service and the advantage of mobility will allow us to penetrate the market and gain a reasonable market share.

MARKETING AND SALES

TARGET MARKET

Our target market consists of both commercial and household users, primarily those who have either no internet service or only dial up service available to them. As much of Europe's regular telephone service is measured, unlike in the US, dial up service is not a highly cost effective way to access the internet.

Broadband service is generally provided as ADSL by the local telephone company only in areas where they have upgraded to IDSN capable infrastructure. This often represents by no means the majority of their service area. Additionally the local cable companies do provide broadband service, again when their infrastructure permits it. As with the telcom providers, this infrastructure is not well developed or complete. This means that few have multiple choices in broadband service and many have no choice at all.

Our target markets will be primarily residential and commercial concentrations where broadband service is first non-existent and secondly where we determine that we can provide superior service at competitive rates.

PRICING

We intend to provide basic residential service for approximately (euro)35- 50 per month depending on the region and the market. Users will be able to purchase or lease, for an additional fee, the antenna necessary to receive our signal. Our rate to subscribers will be determined by the fixed costs necessary to provide this service. Commercial service will be higher and will reflect the additional bandwidth necessary to service the accounts.

PROMOTION

Through the use of our WiMAX-EU and "WiMAX-yourcountry" brand names, we will focus on establishing ourselves as an international company with local roots. This will allow us to support our local offices with international promotions establishing our WiMAX EU brand to support their individual promotional efforts. We have acquired the "wimax-eucountry.com" URL in both English along with the native spelling for each of the EU countries plus Switzerland and the US.

THE INTERACTIVE WEBSITE

We were in negotiations with a new international company that has developed interactive and intuitive community website and is preparing to launch its product in the US and Australia. However, negotiations with the website developer were terminated in July 2005 when we concluded that our assessment of the value of the right to use the website was not compatible with the developer's assessment of the websites value.

Additionally, we will enter a market with a very low introductory rate for a limited period of time allowing users to experience the convenience of wireless broadband at a reduced risk. In doing so, we can more quickly attract an initial subscriber base sufficient to provide positive cash flow after the initial introductory period is over.

SALES STRATEGY

Sales will be initiated by a combination of billboard ads coupled with flyers and emails. Bulk mail is also being considered as it is an accepted method of advertising in Europe. In addition to accepting subscribers in local offices, a call center will also be established for both incoming and outbound telemarketing. By centralizing our call center, we can reduce our cost per sale and more effectively utilize our operational team. If possible, we intend to further reduce our fixed overhead by outsourcing our sales, if a suitable vendor can be located. We currently are interviewing candidates.

ALTERNATIVE SALES STRATEGY

We accept the possibility that certain regions may develop the wireless market to a point where competing head on with existing providers may not be justified. In that instance, we are prepared to approach that market with one of two strategies which will still allow us to create a profit center in that area.

We will first always look at the possibility of acquiring the existing provider if positive cash flow will result and if the acquisition can be accretive. Alternatively, we will look to establish ourselves as a provider of installation and technical support, in essence partnering up with the existing provider and generating income through subcontracted labor.

Our administrative operations, corporate accounting, centralized billing and product will be handled from our headquarters. This will allow for economies of scale while focusing local subsidiaries on sales, delivery and customer support. As we will focus on those wireless frequencies not requiring licensing assignments, we do not expect to encounter significant bureaucratic difficulties. Where permitting is required as well as obtaining individual business permits, this will be handled primarily through local management.

Wimax technology is being designed to operate in both licensed and license-exempt spectrums primarily in the 5.8GHz, 3.5GHz and 2.5GHz range. The 5 GHz band is internationally designated, including throughout Europe, as a "license-exempt" band and is further recognized as suitable for Wimax services. We intend to focus our business exclusively toward providing service using products configured to operate in this license-exempt band.

SUBSIDIARIES

Local subsidiaries will operate as individual profit centers in a truly entrepreneurial fashion. All employees will be given an opportunity to earn equity, based upon performance, in the parent company thereby creating a highly motivated, company oriented workforce. Many of the countries that recently joined the EU are still learning about capitalism and entrepreneurship and we feel we can not only set an example for others, our commitment to our employees will also provide us with a significant competitive and recruiting edge over any potential competitors.

COMPANY ORGANIZATION

We will operate based upon a geographic structure with the parent company holding the Executive offices and with subsidiaries operating in each country within the EU. Currently our offices are provided at no cost by Christopher Lee Miles. In addition to our executive offices, we are responsible for all accounting fees, product development and acquisition, centralized technical support and centralized Marketing.

Regional Subsidiaries

Each country that we do business in will have its own corporate identity through the use of subsidiaries. Each subsidiary will have its own administrative team and will be responsible for: sales and installation, customer service and local technical support.

Competition

Although deployment of WiMax wireless broadband services is limited at this time, both regular internet and WiFi wireless internet access is currently being provided in all major metropolitan cities within Europe. It is provided by a variety of companies. Most of these companies are considerably larger and better funded than we are. Additionally, internet service is provided in some countries by a single dominant source and in those situations, all internet companies provide their service through these single providers. Although these single source providers may not currently be offering wireless internet service, they are extremely well financed and dominant and could choose to enter the market at any time. Further, wireless cell phone companies are also multi-national in scope and often directly affiliated with the single source internet providers. These cell phone companies are also much larger than we are and are very well funded and could choose to enter the Wimax market as well at any time.

The largest multi-national providers of internet and wireless internet at this time are T-Mobil and Vodafone. These companies provide a substantial portion of the digital mobile phone and WiFi service throughout Europe and are well situated to enter the Wimax market at will. These are major corporations with significant income and capital resources and we would be unable to compete effectively against them if offering similar products and services.

Employees

We currently have one part-time employee.


                       MANAGEMENT DISCUSSION AND ANALYSIS

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Recruit key personnel - We are currently conducting a search for top management positions to implement our business plan. We expect to have selected the first two key individuals within 4-6 months. The new management will be responsible for additional hires as necessary. The anticipated cost for the recruitment of the personnel is approximately $2,500.

Locate and establish new headquarters in Europe - With the successful recruitment of our key management personnel, we intend to locate and secure suitable offices in Europe to continue with the implementation of our business plan. We may also choose to establish our headquarters by means of a strategic alliance or acquisition of an existing ISP. The choice of countries will be determined by the management chosen or the company acquired, if that strategy if used. We intend to have our European headquarters established within 8 months and we anticipate the cost for the new headquarters will be $25,000.

Create alliances - We intend to create alliances with strategic businesses in the first two or three countries as part of our overall plan to create alliances in all European countries. With the establishment of our executive offices in Europe, we will focus on recruiting companies and people to join our team in the various countries in Europe for the further implementation of our business plan.

We intend to have the first two or three alliances established within 10 months and anticipate the cost to create the alliances to be around $5,000.

Develop relationships with hardware suppliers - As we are developing relationships and establishing the marketing and support side of our business, we will simultaneously be continuing to work with manufacturers who will be providing us with the hardware required to implement our business plan. We intend to develop relationships with more than one supplier and to monitor the industry to continually upgrade the hardware we offer in order to remain competitive. Establishing relationships with suppliers will be an ongoing process throughout the entire 12 months and we anticipate the cost to be around $2,000.
                                       19

Although we do have sufficient cash on hand to maintain our current operations for the next 12 months, we currently do not have enough cash to support our growth objectives during our first year. In order to achieve our above stated objectives we will be required to raise an additional $ 1,000,000. We expect to raise these funds from private sale of stock or through the exercise of existing options. Additionally, we will need to raise approximately $500,000 to fund our growth prior to initiating our product-roll out. We will require additional funds to implement our marketing phase and, to expand operations. No significant purchases of equipment are anticipated until the roll out phase which will commence in year 2.

                             DESCRIPTION OF PROPERTY

Our executive offices are located at 356 Pine Avenue, Apt. 1, Pacific Grove, California 93950. This office space is subleased to us for no rent from Christopher Miles, our officer and director. The space consists of approximately 150 Square feet of office space in Mr. Miles' residence which is shared with Maxwell Media Marketing. We believe that this space is sufficient and adequate to operate our current business.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use space at 356 Pine Avenue, Apt. 1, Pacific Grove, California 93950. We sublease such space for no rent from Christopher Miles, our officer and director.

On October 5, 2000, Christopher Lee Miles was appointed as President and Director and Margot Miles was appointed as Secretary and Director. On such date, we issued 1,200,000 shares to Christopher Lee Miles and 50,000 shares to Margot Miles for services rendered valued at par value $.001. In addition, Christopher Lee Miles owned 100 shares purchased in our 1999 offering. On October 15, 2004, we undertook a 10-1 forward split increasing the amount of shares held by Christopher Lee Miles to 12,001,000 shares and the shares held by Margot Miles to 500,000 shares.

We have an option to repurchase up to 8,000,000 shares from Christopher Lee Miles for a period of two years expiring January 10, 2007 at the rate of $.025 per share. We decided to grant this repurchase option to make us more attractive to prospective executives who might be interested in a management position with us in the future and to possibly reduce the number of shares outstanding to make it easier to obtain funding. In consideration for the repurchase option, we agreed to grant Mr. Miles the 4,000,000 stock options.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 50 registered shareholders.

On October 5, 2000, Christopher Lee Miles was appointed as President and Director and Margot Miles was appointed as Secretary and Director. On such date, we issued 1,200,000 shares to Christopher Lee Miles and 50,000 shares to Margot Miles for services rendered valued at par value $.001 as compensation for accepting the position and the incumbent responsibility as our officers and directors. In addition, Christopher Lee Miles owned 100 shares purchased in our 1999 offering. On October 15, 2004, we undertook a 10-1 forward split increasing the amount of shares held by Christopher Lee Miles to 12,001,000 shares and the shares held by Margot Miles to 500,000 shares.

In February 2005, we approved a 5-1 forward split of our outstanding shares. Christopher Miles agreed to waive his right to receive shares under the February 2005 forward split. This increased the amount of shares held by the shareholders, not including Mr. Miles shares, to 215,000 shares.

On November 22, 2000, we issued a total of 100,000 shares to Natural Venture Corp. pursuant to a consulting agreement with us wherein Natural Venture Corp. agreed to consult with us regarding capital formation strategies and locating suitable targets for possible business combinations for a period of 12 months. Such shares were increased to 1,000,000 shares in our 10-1 forward split on October 15, 2004. In February 2005, we approved a 5-1 forward split of our outstanding common shares. Natural Ventures agreed to waive its right to receive shares under the February 2005 forward split. In consideration for the registration of their shares, Natural Venture entered into a one year lock up agreement with us in which they agreed to not sell more than ten (10%) percent of their outstanding shares every month.


On October 1, 2004, we agreed to issue 100,000 shares to Eurotech Capital Ventures, Ltd. pursuant to the Agreement on Business Rights Transfer and a royalty agreement with Eurotech whereby we obtained 40 URL's and an accompanying business strategy for developing a market for the delivery of wireless broadband internet services in Europe. Although we own all such URL's, pursuant to the Agreement, Eurotech Capital Ventures has a 30 year license to use the URLs. Such shares were not issued until January 2005 and at such time we agreed to issue EuroTech a total of 1,000,000 shares based upon the amount of shares they would have received after the 10-1 forward split undertaken by us on October 15, 2004. In February 2005, we approved a 5-1 forward split of our outstanding common shares. Eurotech agreed to waive its right to receive shares under the February 2005 forward split. In consideration for the registration of their shares, Eurotech entered into a one year lock up agreement with us in which they agreed to not sell more than ten (10%) percent of their outstanding shares every month.


On January 15, 2005, we issued 1,500,000 shares to Global Internet Marketing Corp. pursuant to our consulting agreement with Global wherein Global agreed to provide consulting services relating to the development of the effective marketing of internet services in Europe for a period of 24 months. In February 2005, we approved a 5-1 forward split of our outstanding common shares. Global agreed to waive its right to receive shares under the February 2005 forward split. In consideration for the registration of their shares, Global Internet entered into a one year lock up agreement with us in which they agreed to not sell more than ten (10%) percent of their outstanding shares every month

In January 2005, we completed an offering pursuant to Section 4(2) of the Securities Act of 1933 issued a total of 1,500,000 shares to four investors at a price per share of $.10 for a total of $150,000. We have used the initial price per share of $.10 as our fixed offering price. In February 2005, we approved a 5-1 forward split of our outstanding common shares. All stockholders of record who owned greater than 2,001 shares of common stock agreed to waive their right to the split shares. In consideration for the registration of their shares, these shareholders entered into a one year lock up agreement with us in which they agreed to not sell more than ten (10%) percent of their outstanding shares every month.

Rule 144 Shares

As of July 5, 2005, the 215,000 shares held by the shareholders who purchased their shares in the Regulation D offering by us in 1999 are available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In addition, the 12,001,000 shares held by Christopher Lee Miles, the 500,000 shares held by Margot Miles, the 1,000,000 shares held by Natural Venture Corp. are available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 1, 2005, the 1,000,000 shares held by Eurotech Capital Ventures are available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After January 2006, the 200,000 shares held by 35215 Yukon, Inc., the 300,000 shares held by Kenneth Bornstein, the 300,000 shares held by 35216 Yukon, Inc. and the 700,000 shares held by Marquis Investments will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company's common stock then outstanding which, in our case, would equal approximately 17,700 shares as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

Christopher Lee Miles has an option to purchase 4,000,000 shares of our common stock of our common stock for a period of two years expiring January 10, 2007 at $.50 a share. We are registering the resale of the 4,000,000 shares underlying the options in this prospectus. There are no other options to purchase our securities outstanding.

We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities since October 2000 when the new officers and directors were appointed until July 5, 2005.


                        ANNUAL COMPENSATION                                                  LONG TERM COMPENSATION
                                                                     RESTRICTED OPTION
                                                       OTHER ANNUAL    STOCKS/PAYOUTS         SARS       LTIP       ALL OTHER
NAME                 TITLE       YEAR  SALARY   BONUS  COMPENSATION       AWARDED             ($)    COMPENSATION   COMPENSATION
----                 -----       ----  ------   -----  ------------       -------             -----  ------------   ------------
Christopher Miles    President   2004       0       0          0       12,001,000 shares          0            0             0
                     CEO and                                           of common stock (1)
                     Chairman

Margot Miles         Treasurer   2003       0       0          0       500,000 shares             0            0             0
                                                                       of common stock (2)

(1) The 12,001,000 shares issued to Christopher Miles are valued at $.001 per share for a total value of $120,010.
(2) The 500,000 shares issued to Margot Miles are valued at $.001 per share, for a total value of $5,000.

Stock Option Grants

Christopher Lee Miles has an option to purchase 4,000,000 shares of our common stock of our common stock for a period of two years expiring January 10, 2007 at $.50 a share. We are registering the resale of the 4,000,000 shares underlying the options in this prospectus.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)
                                 Number of securities        Percent of total        Exercise
                                  underlying options        options granted to       or base
                                       granted              employees in last         price
Expiration Name                          (#)                   fiscal year          ($/Share)        Date
---------------                     ----------------           -----------          ---------      -------

Christopher Lee Miles               - 4,000,000 -                  100%                $50         1/10/07
Margot Miles                            - 0 -                      N/A                 N/A           N/A

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2004 and held as of July 5, 2005, by the executive officers named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                                              Number of           Value of
                                                                              Securities          Unexercised
                                                                              Underlying          In-the-Money
                                                                              Unexercised         Options at
                                                                              Options at          Fiscal
                                                                              Fiscal              Year-
Name                                                                          Year-End(#)         End($)
--------------------------      -------------------   -----------------      ---------------      -------------
                                Shares acquired on    Value realized ($)       Exercisable/        Exercisable/
                                   exercise (#)                               Unexercisable       Unexercisable
                                ------------------    ------------------     ---------------      -------------

Christopher Lee Miles             - 0 -                      N/A                 4,000,000              -0-
Margot Miles                      - 0 -                      N/A                    N/A                 N/A


Employment Agreements

We do not have an employment agreements with Christopher Miles or Margot Miles our officers and directors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements with or changes in accountants to date.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                         CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005




                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)



                                    CONTENTS


PAGE          1     CONDENSED BALANCE SHEET AS OF SEPTEMBER 30, 2005 (UNAUDITED)

PAGE          2     CONDENSED  STATEMENTS OF  OPERATIONS  FOR THE THREE AND NINE
                    MONTHS ENDED  SEPTEMBER 30, 2005 AND 2004 AND FOR THE PERIOD
                    FROM  OCTOBER 14, 1999  (INCEPTION)  TO  SEPTEMBER  30, 2005
                    (UNAUDITED)

PAGES       3 - 4   CONDENSED  STATEMENT  OF  CHANGES  IN  STOCKHOLDERS'  EQUITY
                    (DEFICIENCY)   FOR  THE  PERIOD   FROM   OCTOBER   14,  1999
                    (INCEPTION) TO SEPTEMBER 30, 2005 (UNAUDITED)

PAGE          5     CONDENSED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED
                    SEPTEMBER  30, 2005 AND 2004 AND FOR THE PERIOD FROM OCTOBER
                    14, 1999 (INCEPTION) TO JUNE 30, 2005 (UNAUDITED)

PAGES       6 - 11  NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             CONDENSED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)



                                     ASSETS

CURRENT ASSETS
  Cash                                                                                         $            32,201
  Prepaid expenses                                                                                             500
                                                                                                  ------------------
      Total Current Assets                                                                                  32,701
                                                                                                  ------------------

 LICENSE RIGHTS, NET                                                                                         1,819
                                                                                                  ------------------

TOTAL ASSETS                                                                                   $            34,520
                                                                                                  ==================


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                                                        $             1,547
                                                                                                  ------------------

TOTAL CURRENT LIABILITIES                                                                                    1,547
                                                                                                  ------------------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 50,000,000 shares authorized, 17,701,000 shares issued
   and outstanding                                                                                          17,701
  Additional paid in capital                                                                               396,579
  Deferred stock compensation                                                                             (102,875)
  Accumulated deficit during development stage                                                            (278,432)
                                                                                                  ------------------
      Total Stockholders' Equity                                                                            32,973
                                                                                                  ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                     $            34,520
                                                                                                  ==================

            See accompanying notes to condensed financial statements.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                                                                     For the Period
                                                                                                                          from
                                                  For the Three     For the Three    For the Nine     For the Nine  October 14, 1999
                                                  Months Ended      Months Ended     Months Ended     Months Ended   (Inception) to
                                                  September 30,     September 30,    September 30,    September 30,   September 30,
                                                     2005              2004              2005            2004              2005
                                                 ---------------   --------------    -------------    ------------   -------------
REVENUES                                         $         -       $         -       $       -        $         -    $      -

OPERATING EXPENSES                                                                          9,500               -          9,500
  Payroll expense                                         1,500              -            101,080               -         90,830
  Professional fees                                      13,909              -               -                  -         16,750
  Professional services- related party                     -                 -            125,875               -        142,625
  Consulting expense                                      1,546              -             18,338               -         18,727
  General and administrative                             17,701              -       -------------    ------------   -------------
                                                 ---------------   --------------         254,793               -        278,432
        Total Operating Expenses                         34,656              -       -------------    ------------   -------------
                                                 ---------------   --------------        (254,793)              -       (278,432)
Loss Before Provision for Income Taxes                  (34,656)             -
                                                                                             -                  -           -
Provision for Income Taxes                                 -                 -       -------------    ------------   -------------
                                                 ---------------   --------------    $   (254,793)    $         -    $  (278,432)
NET LOSS                                         $      (34,656)   $         -       =============    ============   =============
                                                 ===============   ==============
 Net loss per share - basic and diluted          $         -       $         -       $      (0.01)    $         -    $     (0.02)
                                                 ===============   ==============    =============    ============   =============

Weighted average number of shares outstanding
  during the period - basic and diluted              17,701,000        13,701,000      17,348,059      13,701,000     13,670,982
                                                 ===============   ==============    =============    ============   =============





            See accompanying notes to condensed financial statements.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
      CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
     FOR THE PERIOD FROM OCTOBER 14, 1999 (INCEPTION) TO SEPTEMBER 30, 2005
                                   (UNAUDITED)


                                                                                                    Accumulated
                                                                   Additional                       Deficit During
                                               Common Stock        Paid-In        Deferred Stock    Development
                                            Shares     Amount      Capital        Compensation         Stage               Total
                                        -----------   ----------   -----------    ------------     ----------------     ------------
Balance, October 14, 1999 (inception)            -     $      -     $       -     $         -      $            -       $         -

Issuance of common stock to founders
at $.00002 per share                       118,000          118             -               -                   -               118

Issuance of common stock at $.066 per
share                                      201,000          201        13,329               -                   -            13,530

Net loss, 1999                                   -            -             -               -                (389)             (389)
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Balance, December 31, 1999                 319,000          319        13,329               -                (389)           13,259

Issuance of common stock to new
directors at $.00002 per share          12,500,000       12,500       (11,250)              -                   -             1,250

Surrender of founder shares               (118,000)        (118)            -               -                   -              (118)

Stock issued for consulting services
at $.00002 per share                     1,000,000        1,000         4,000               -                   -             5,000

Net loss, 2000                                   -            -             -               -             (16,750)          (16,750)
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Balance, December 31, 2000              13,701,000       13,701         6,079               -             (17,139)            2,641
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Net loss, 2001                                   -            -             -               -                   -                 -
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Balance, December 31, 2001              13,701,000     $ 13,701     $   6,079     $         -      $      (17,139)   $        2,641

Net loss, 2002                                   -            -             -               -                   -                 -
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Balance, December 31, 2002              13,701,000     $ 13,701     $   6,079     $         -      $      (17,139)   $        2,641



            See accompanying notes to condensed financial statements.


                                                                                                    Accumulated
                                                                   Additional                       Deficit During
                                               Common Stock        Paid-In        Deferred Stock    Development
                                            Shares     Amount      Capital        Compensation         Stage               Total
                                        -----------   ----------   -----------    ------------     ----------------     ------------
Net loss, 2003                                   -    $       -    $        -     $         -      $             -      $         -
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Balance, December 31, 2003              13,701,000       13,701         6,079               -              (17,139)           2,641

Net loss, 2004                                   -            -             -               -               (6,500)          (6,500)
                                        -----------   ----------   -----------    ------------     ----------------     ------------

Balance, December 31, 2004              13,701,000       13,701         6,079               -              (23,639)          (3,859)

Common stock issued at $.10 per share    1,300,000        1,300       128,700               -                    -          130,000

Common stock issued for services at
$.10 per share                           1,500,000        1,500       148,500        (102,875)                   -           47,125

Common stock issued at $.05 per share      200,000          200         9,800               -                    -           10,000

Common stock issued for services at
$.10 per share                           1,000,000        1,000        99,000               -                    -          100,000

In-kind contribution of services                 -            -         4,500               -                    -            4,500

Net loss for the nine months ended
September 30, 2005                               -            -             -               -             (254,793)        (254,793)
                                        -----------   ----------   -----------    ------------     ----------------     ------------

BALANCE, SEPTEMBER 30, 2005             17,701,000       17,701       396,579        (102,875)            (278,432)          32,973
                                        ===========   ==========   ===========    =============    ================     ============


            See accompanying notes to condensed financial statements.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)




                                                                                                                 For the Period from
                                                                           For the Nine        For the Nine        October 14, 1999
                                                                             Months Ended        Months Ended       (Inception) to
                                                                          September 30, 2005  September 30, 2004  September 30, 2005
                                                                          ------------------- ------------------- ------------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                $        (254,793)  $            -      $        (278,432)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Common stock issued for services                                                137,125                -                143,375
   In-kind contribution of services                                                   4,500                -                  4,500
  Changes in operating assets and liabilities:
    Other receivables                                                                 2,141                -                   (500)
    Accrued liabilities                                                                (365)               -                  1,547
                                                                          ------------------- ------------------- ------------------
      Net Cash Used In Operating Activities                                         (91,032)               -               (121,329)
                                                                          ------------------- ------------------- ------------------

 CASH FLOWS FROM INVESTING ACTIVITIES                                                  -                   -                      -
                                                                          ------------------- ------------------- ------------------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock                                                          140,000                -                153,530
                                                                          ------------------- ------------------- ------------------
      Net Cash Provided By Financing Activities                                     140,000                -                153,530
                                                                          ------------------- ------------------- ------------------

 NET INCREASE IN CASH                                                                32,201                -                 32,201

 CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                      -                   -                      -
                                                                          ------------------- ------------------- ------------------

 CASH AND CASH EQUIVALENTS AT END OF PERIOD                               $          32,201   $            -      $          32,201
                                                                          =================== =================== ==================

 SUPPLEMENTAL DISCLOSURE OF NON- CASH INVESTING AND FINANCING ACTIVITIES:

 Common stock issued for services                                         $                   $           -       $         143,375
                                                                          =================== =================== ==================




            See accompanying notes to condensed financial statements.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)



NOTE A. DESCRIPTION OF ORGANIZATION

Organization
------------

Atlantic Capital Ventures, Inc. was formed in Nevada on October 14, 1999. The Company has not commenced its planned principal operations through September 30, 2005. In December 2004 the Company filed a Certificate of Amendment to its Articles of Incorporation to change its name to Wimax EU, Ltd. ("hereinafter referred to as "the Company" or "Wimax"). The intended business purpose of Wimax is for providing wireless broadband internet service to commercial and residential customers primarily within countries that are members of the European Union. As of September 30, 2005, its planned principal operations have not yet commenced.

Development Stage Enterprise
----------------------------

The  Company  is  currently  devoting   substantially  all  of  its  efforts  to
establishing a new business and its planned principle operations have not commenced as of September 30, 2005. In their efforts to establish a new business, management is commencing with design of its business and marketing plans that include the following: preparation of a financial plan, cash forecast and operating budget; identifying markets to raise additional equity capital and debt financing; embarking on research and development activities; performing employment searches, recruiting and hiring technicians and management and industry specialists; acquiring operational and technological assets; and, developing market and distribution strategies. General and administrative expenses include professional fees, internet service charges, and other related operating expenses. Marketing and promotional expenses include costs incurred in connection with raising capital and promoting the Company.

Basis of Presentation and Going Concern
---------------------------------------

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, the Company's policy regarding the preparation of these financial statements includes the presenting, in addition to its statements of operations, changes in shareholders' (deficiency) equity and cash flows, the cumulative amounts of revenues and expenses, stockholder equity transactions and cash flows since inception through September 30, 2005.

As reflected in the accompanying financial statement, the financial statements do not include any adjustments that might result from the outcome of this uncertainty because the Company. The Company is a development stage enterprise that has not commenced its planned principal operations. Furthermore, the "going concern" paragraph states that the Company's ability to continue is also dependent on its ability to, among other things, obtain additional debt and equity financing, identify customers, secure vendors and suppliers, and establish an infrastructure for its operations.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)



Even though the Company has not commenced planned principal operations or generated revenues from prospective customers nor has it secured the funding necessary to meet its current working capital needs, management believes that, despite the extent of the financial requirements and funding uncertainties going forward, it has a business plan under development that, if successfully funded and executed as an integral part of a financial structuring, the Company can overcome the concerns of the independent accountants within the next twelve months. Management continues to actively seek various sources and methods of short and long-term financing and support; however, there can be no assurances that some or all of the necessary financing can be obtained. Management continues to explore alternatives that include seeking strategic investors, lenders and/or technology partners and pursuing other transactions that, if consummated, might ultimately result in the dilution of the interest of the current shareholders.

Because of the nature and extent of the uncertainties, many of which are outside the control of the Company, there can be no assurances that the Company will be able to ultimately consummate planned principal operations or secure the necessary financing.

Interim Financial Statements
----------------------------

The accompanying interim unaudited financial information has been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although management believes that the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company as of September 30, 2005 and the related operating results and cash flows for the interim period presented have been made. The results of operations of such interim period are not necessarily indicative of the results of the full year.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition
-------------------

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share
--------------

The Company computed basic and diluted loss per share amounts for September 30, 2005 and 2004 pursuant to SFAS No. 128, "Earnings Per Share". As of September 30, 2005 and 2004, common share equivalents of 4,000,000 stock options were anti-dilutive and not used in the calculation of diluted net loss per share.

Stock-Based Compensation
------------------------

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure,' which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Fair Value of Financial Instruments
-----------------------------------

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

Financial Instruments


In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.

Recent Authoritative Pronouncements
-----------------------------------

In May 2003, the FASB issued Statement No. 149; "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement establishes standards for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to Statement No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of Statement No. 149 is not expected to have a material impact on the Company's financial position, results of operations, or liquidity.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". This interpretation represents an interpretation of Accounting Research Bulletin No. 51. The accounting research bulletin requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. Financial statement interpretation No. 46 gives guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. This interpretation is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FASB Interpretation No. 46 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

NOTE C - RELATED PARTY TRANSACTION

In January 2000, the Company paid $10,500 to certain officers and directors for professional and consulting services performed.

NOTE D - STOCKHOLDERS' EQUITY

During 2005, pursuant to a two-year consulting agreement with Global Internet Marketing, the Company issued 1,500,000 shares of common stock valued at a recent cash offering price of $0.10 per share. The Company recorded consulting expense of $47,125 and deferred consulting expense of $102,875 for the nine months ended September 30, 2005. The Company will amortize the agreement over the life if the contract term.

During 2005, the Company issued 1,300,000 shares of common stock for cash of $130,000 ($.10 per share) to three investors. In addition, the Company issued 200,000 shares of common stock for cash of $10,000 ($.05 per share).

During 2005, pursuant to a consulting agreement, the Company issued 1,000,000 shares of common stock valued at a recent cash offering price of $0.10 per share. The Company recorded consulting expense of $100,000 for the nine months ended September 30, 2005.

During 2005, the Company issued 4,000,000 stock options to its President and CEO for compensation at an exercise price of $0.50 per share. The fair value of the options was estimated on the grant date using the Black-Scholes option pricing model as required by SFAS 123 with the following assumptions: expected dividend yield 0%, volatility 111%, risk-free interest rate of return of 3.5% and expected life of two years. The value was immaterial and therefore no expense was included in the statement of operations.

During 2005, the Company issued a two-year put option to its officer and director to repurchase up to 8,000,000 common shares at an exercise price of $200,000 or $.025 per share. The option gives the Company the right, but not the obligation to repurchase the shares of common stock any amount. The put option expires June 10, 2007. As of September 30, 2005, the fair value of the put option was less than the exercise price of the option and no value has been recorded for the option.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2005
                                   (UNAUDITED)

During February 2005, the Company declared a 5 for 1 common stock split treated for accounting purposes as a stock dividend effected to stockholders of record who owned less than 2,001 shares of common stock on February 15, 2005. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this stock dividend.

During 2005, the Company recorded an in-kind contribution of $500 per month for services contributed by its Chief Executive Officer. As of September 30, 2005, the Company has recorded $4,500 for these services.

NOTE E - COMMITMENTS AND CONTINGENCIES


During 2004, as amended on January 3, 2005, the Company purchased 40 URLs and granted a 30 year license to use such URL's to Eurotech Capital Ventures. The agreement calls for the company to pay 1.5% of the gross revenue. In addition, the agreement called for the issuance of 1,000,000 shares of stock. The Company recorded the fair value of $10,000 based on recent cash offering prices ($0.01 per share). The agreement also requires the company to have an effective registration statement prior to November 30, 2005 or the agreement will be terminated at the option of Eurotech. However, Eurotech Capital Ventures has waived the right to enforce such provision of the Agreement. The Company will recognize the value of the license over a term of eleven months. During the nine months ended September 30, 2005, the Company has recognized $8,181 of license fees.

                                 WIMAX EU, LTD.

                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS


                                Table of Contents


Report of Independent Registered Public Accounting Firm....................F - 2

Balance Sheets ............................................................F - 3

Statements of Operations for the years ended December 31,2004 and 2003 ....F - 4 and for the period from October 14 1999 (inception) through December
31, 2004

Statements of Changes in Shareholder's Deficiency for the periods from ....F - 5
October 14, 1999 ( inception) through December 31, 2004

Statements of Cash Flows for years ended December 31, 2004 and 2003........F - 6 and for the period from October 14, 1999 (inception) through December
31, 2004

Notes to Financial Statements... ......................................F - 7 -12

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the shareholders and board of directors Wimax EU Ltd.:

We have audited the accompanying balance sheet of Wimax EU, ltd. (hereinafter referred to as "the Company") as of December 31, 2004 and the related statements of operations, changes in shareholder's deficiency and cash flows for years then ended December 31, 2004 and 2003 and the period October 14, 1999 (inception) through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wimax EU, ltd. as of December 31, 2004, and the results of their operations and their cash flows for the periods then ended December 31, 2004 and 2003 and for the period October 14, 1999 (inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As more fully described in Note A, the Company needs to seek new sources or methods of financing or revenue to pursue its business strategy, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


JEWETT, SCHWARTZ & ASSOCIATES

Hollywood, Florida

March 7, 2005

                                 WIMAX EU, LTD.
                        (A Development Stage Enterprise)
                                  BALANCE SHEET

                                December 31, 2004

                                     ASSETS

CURRENT ASSETS
Other receivable                                                                $          2,641
                                                                                ----------------

   TOTAL CURRENT ASSETS                                                                    2,641
                                                                                ----------------



TOTAL ASSETS                                                                    $          2,641
                                                                                ================

                      LIABILITIES AND SHAREHOLDER'S DEFICIENCY

                                   LIABILITIES

CURRENT LIABILITIES
   TOTAL CURRENT LIABILITIES                                                    $          6,500
                                                                                ----------------


                 TOTAL LIABILITIES                                                         6,500
                                                                                ----------------

                        SHAREHOLDERS' DEFICIENCY


Common Stock, $0.001 par value, 50,000,000 shares authorized
   13,701,000 issued and outstanding.                                                    13,701

Additional paid-in capital                                                                6,079

 Deficit accumulated during the development stage                                       (23,639)
                                                                                ----------------

                 TOTAL SHAREHOLDERS' DEFICIENCY                                          (3,859)
                                                                                ----------------

                 TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIENCY                $          2,641
                                                                                ================

The accompanying notes are an integral part of these financial statements.

                                 WIMAX EU, LTD.
                        (A Development Stage Enterprise)
                            STATEMENTS OF OPERATIONS

                                                                                                      Period from
                                                                                                       October 14,
                                                                                                         1999
                                                                For the years ended December 31        (Inception)
                                                                -------------------------------        to December
                                                                   2004                2003               2004
                                                               ------------        ------------       ------------
REVENUES                                                       $         --        $         --       $         --
                                                               ------------        ------------       ------------



OPERATING EXPENSES
 Professional services - related party                                   --                  --             16,750
 Professional fees                                                    6,500                  --              6,500
 Other expenses                                                          --                  --                389
                                                               ------------        ------------       ------------
   TOTAL OPERATING EXPENSES                                           6,500                  --             23,639

   LOSS BEFORE TAXES
(23,639)

   INCOME TAXES                                                          --                  --                 --
                                                               ------------        ------------       ------------

   NET LOSS                                                    $     (6,500)       $         --       $
(23,639)
                                                               =============       ============       ============

NET LOSS PER SHARE - Basic and diluted                         $      (0.00)       $      (0.00)      $
(0.00)
                                                               =============       ============       ============
Weighted average shares outstanding - basic and  diluted         13,701,000          13,701,000         13,145,945
                                                               =============       ============       ============

The accompanying notes are an integral part of these financial statements.

                                 WIMAX EU, LTD.
                        (A Development Stage Enterprise)
                  STATEMENTS OF CHANGES IN SHAREHOLDER'S DEFICIENCY



                                                           Common Stock
                                                    50,000,000 shares authorized
                                                    ----------------------------
                                                     Shares          Par Value     Additional
                                                     Issued          $.001 per      Paid-in      Accumulated
                                                                       share        Capital        Deficit          Total
                                                 --------------    -----------    -----------    ------------ ------------
BALANCE - OCTOBER 14, 1999 (inception)                       --    $        --    $        --    $        --  $         --

 Issuance of common stock to founders at par            118,000            118             --             --           118

 Issuance of common stock                               201,000            201        13,329              --        13,530

 Net loss                                                    --             --             --           (389)         (389)
                                                 --------------    -----------    -----------    ------------ ------------
BALANCE - DECEMBER 31, 1999                             319,000             319         13,329          (389)       13,259
                                                 ==============    ===========    ===========    ============ ============
 Issuance of common stock to new directors at par    12,500,000         12,500        (11,250)           --          1,250

 Surrender of founders shares                         (118,000)         (  118)           --             --           (118)

 Stock issued for consulting services                1,000,000           1,000         4,000             --          5,000

 Net loss                                                    --             --             --       (16,750)       (16,750)
                                                 --------------    -----------    -----------    ------------ ------------

BALANCE - DECEMBER 31, 2000                          13,701,000    $    13,701          6,079       (17,139)         2,641
                                                 ==============    ===========    ===========    ============ ============

 Net loss                                                    --             --             --            --             --

BALANCE - DECEMBER 31, 2001                          13,701,000    $    13,701     $    6,079       (17,139)         2,641
                                                 ==============    ===========    ===========    ============ ============

 Net loss                                                    --             --             --            --             --
                                                 --------------    -----------    -----------    ------------ ------------

BALANCE - DECEMBER 31, 2002                          13,701,000    $    13,701     $    6,079       (17,139)         2,641
                                                 ==============    ===========    ===========    ============ ============

 Net loss                                                    --             --             --            --             --
                                                 --------------    -----------    -----------    ------------ ------------

BALANCE - DECEMBER 31, 2003                          13,701,000    $    13,701     $    6,079       (17,139)         2,641
                                                 ==============    ===========    ===========    ============ ============

Net loss                                                    --             --             --         (6,500)        (6,500)
                                                 --------------    -----------    -----------    ------------ ------------

BALANCE - DECEMBER 31, 2004                          13,701,000    $    13,701     $    6,079    $   (23,639) $    (3,859)
                                                 ==============    ===========    ===========    ============ ============




The accompanying notes are an integral part of these financial statements.

                                 WIMAX EU, LTD.
                        (A Development Stage Enterprise)
                            STATEMENTS OF CASH FLOWS


                                                                                                     Period from
                                                                                                    October 14,
1999
                                                                 For the years ended December 31      (Inception)
                                                                --------------------------------         to
                                                                                                      December 31,
                                                                  2004                    2003           2004
                                                                ---------               --------       ---------
Cash flows from operating activities:
Net loss                                                       $ (6,500)               $     --        $(23,639)
   Adjustments to reconcile net loss to net
   cash used by operating activities:
    Common stock issued for services                                  --                      --           5,000
    Common stock issued to founders                                   --                      --           1,250
       Changes in assets and liabilities:
        Increase in other receivable                              (2,641)                     --          (2,641)
        Increase in accrued expenses                               6,500                      --           6,500
                                                                ---------               --------       ---------

 Net cash used by operating activities                            (2,641)                     --        (13,530)
                                                                ---------               --------      ---------

Cash flows from investing activities                                  --                      --             --
                                                                ---------               --------      ---------

Cash flows from financing activities
 Proceeds from issuance of common stock                               --                      --         13,530
                                                                ---------               --------      ---------
   Net cash provided by financing activities                          --                      --         13,530
                                                                ---------               --------      ---------


   NET (DECREASE) IN CASH                                         (2,641)                     --             --

    CASH AT BEGINNING OF PERIOD                                    2,641                   2,641             --
                                                                ---------               --------      ---------

    CASH AT END OF PERIOD                                       $     --                $  2,641        $    --
                                                                =========               ========      =========


Supplemental disclosures:

Non-cash investing and financing activities:

 Common stock issued for services and to founders               $     --                $     --        $ 6,250
                                                                =========               ========      =========

The accompanying notes are an integral part of these financial statements.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD
             FROM OCTOBER 14, 1999 (INCEPTION) TO DECEMBER 31, 2004


NOTE A. DESCRIPTION OF ORGANIZATION

Organization - Atlantic Capital  Ventures,  inc. was formed in Nevada on October
------------
14, 1999. The Company has not commenced its planned principal operations through December 31, 2004. In December 2004 the Company filed a Certificate of Amendment to its Articles of Incorporation to change its name to WIMAX EU, Ltd. ("hereinafter referred to as "the Company" or "WIMAX"). The intended business purpose of WIMAX is for providing wireless broadband internet service to commercial and residential customers primarily within countries that are members of the European Union. As of December 31, 2004, its planned principal operations have not yet commenced.

Development Stage Enterprise:  The Company is currently  devoting  substantially
----------------------------
all of its efforts to establishing a new business and its planned principle operations have not commenced as of December 31, 2004. In their efforts to establish a new business, management is commencing with design of its business and marketing plans that include the following: preparation of a financial plan, cash forecast and operating budget; identifying markets to raise additional equity capital and debt financing; embarking on research and development activities; performing employment searches, recruiting and hiring technicians and management and industry specialists; acquiring operational and technological assets; and, developing market and distribution strategies. General and administrative expenses include professional fees, internet service charges, and other related operating expenses. Marketing and promotional expenses include costs incurred in connection with raising capital and promoting the Company.

Basis of  Presentation  and Going  Concern:  In accordance  with SFAS No.7,  the
------------------------------------------
Company's policy regarding the preparation of these financial statements includes the presenting, in addition to its statements of operations, changes in shareholders' (deficiency) equity and cash flows, the cumulative amounts of revenues and expenses, stockholder equity transactions and cash flows since inception through December 31, 2004.

The Company's independent accountants are including a "going concern" paragraph in their accountants' report accompanying these financial statements that cautions the users of the Company's financial statements that these statements do not include any adjustments that might result from the outcome of this uncertainty because the Company is a development stage enterprise that has not commenced its planned principal operations. Furthermore, the "going concern" paragraph states that the Company's ability to continue is also dependent on its ability to, among other things, obtain additional debt and equity financing, identify customers, secure vendors and suppliers, and establish an infrastructure for its operations.

Even though the Company has not commenced planned principal operations or generated revenues from prospective customers nor has it secured the funding necessary to meet its current working capital needs, management believes that, despite the extent of the financial requirements and funding uncertainties going forward, it has a business plan under development that, if

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD
             FROM OCTOBER 14, 1999 (INCEPTION) TO DECEMBER 31, 2004


successfully funded and executed as an integral part of a financial structuring, the Company can overcome the concerns of the independent accountants within the next twelve months. Management continues to actively seek various sources and methods of short and long-term financing and support; however, there can be no assurances that some or all of the necessary financing can be obtained.
Management continues to explore alternatives that include seeking strategic investors, lenders and/or technology partners and pursuing other transactions that, if consummated, might ultimately result in the dilution of the interest of the current shareholders.

Because of the nature and extent of the uncertainties, many of which are outside the control of the Company, there can be no assurances that the Company will be able to ultimately consummate planned principal operations or secure the necessary financing.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid debt securities purchased with original or remaining maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value.

Revenue Recognition
-------------------

The Company has adopted and follows the guidance provided in the Securities and Exchange Commission's Staff Accounting Bulletin ("SAB") No. 104, which provides guidance on the recognition, presentation and disclosure of revenue in financial statements.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

The Company uses the asset and liability method of accounting for income taxes as required by SFAS No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of certain assets and liabilities. Deferred income tax assets and liabilities are computed annually for the difference between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD
             FROM OCTOBER 14, 1999 (INCEPTION) TO DECEMBER 31, 2004


amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Loss Per Share
--------------

The Company computed basic and diluted loss per share amounts for December 31, 2004 and 2003 pursuant to the Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." There are no potentially dilutive shares outstanding and, accordingly, dilutive per share amounts have not been presented in the accompanying statements of operations.

Stock-Based Compensation
------------------------

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25,
"Accounting for Stock Issued to Employees," and related interpretations. As such, compensation cost is measured on the date of grant as the excess of current market price of the underlying stock over the exercise price. Such compensation amounts are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," and SFAS No. 148, "Accounting for Stock Based Compensation - Transition and Disclosure,' which allows entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 has been applied.

The Company accounts for stock options or warrants issued to non-employees for goods or services in accordance with the fair value method of SFAS 123. Under this method, the Company records an expense equal to the fair value of the options or warrants issued. The fair value is computed using an options pricing model.

Fair Value of Financial Instruments
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information regarding the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale of liquidation.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD
             FROM OCTOBER 14, 1999 (INCEPTION) TO DECEMBER 31, 2004



Recent Authoritative Pronouncements
-----------------------------------

In May 2003, the FASB issued Statement No. 149; "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement establishes standards for certain changes in the accounting treatment of derivative contracts. SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain provisions that relate to Statement No. 133 implementation issues that have been effective for fiscal quarters that began prior to June 15, 2003, which should continue to be applied in accordance with their respective effective dates. The guidance should be applied prospectively. The adoption of Statement No. 149 is not expected to have a material impact on the Company's financial position, results of operations, or liquidity.

In May 2003, the FASB issued Statement No. 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Statement requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. The Company is currently classifying financial instruments within the scope of this Statement in accordance with this Statement. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. Management does not believe that this Statement will have a material impact on the Company's financial statements.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". This interpretation represents an interpretation of Accounting Research Bulletin No. 51. The accounting research bulletin requires that a Company's financial statements include subsidiaries in which the Company has a controlling financial interest. Financial statement interpretation No. 46 gives guidance on identifying variable interest entities and on assessing whether a Company's investment in a variable interest entity requires consolidation thereof. This interpretation is effective immediately for investments made in variable interest entities after January 31, 2003 and it is effective in the first fiscal year or interim period beginning after June 15, 2003 for investments in variable interest entities made prior to February 1, 2003. The adoption of FASB Interpretation No. 46 is not expected to have a material impact on the Company's financial position, results of operations or liquidity.

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD
             FROM OCTOBER 14, 1999 (INCEPTION) TO DECEMBER 31, 2004



NOTE C - RELATED PARTY TRANSACTION

In January 2000, the Company paid $10,500 to certain officers and directors for professional and consulting services performed.

NOTE D - INCOME TAXES

There was no income tax expense for the years ended December 31, 2004 and 2003 and for the period October 14, 1999 (inception) through December 31, 2004 due to the Company's net losses.

The Company's tax expense (benefit) differs from the "expected" tax expense (benefit) for the years ended December 31, 2004 and 2003 (computed by applying the Federal Corporate tax rate of 34% to loss before taxes), as follows:


                                                                                              October 14,
                                                                                                 1999
                                                                                              (inception)
                                                                                                Through
                                                                                              December 31,
                                                               2004             2003              2004
                                                          ------------   -----------------   --------------

       Computed "expected" tax expense (benefit)          $      ( - )   $ (        -    )   $    (   -   )
       Benefit of operating loss carryforwards                     -                -                 -
                                                          ------------   -----------------   --------------

                                                          $        -     $          -        $        -
                                                          ============   =================   ==============

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2004 are as follows:

             Deferred tax assets:                         2004
                                                    ---------------
             Current deferred tax assets            $         -
             Net operating loss carryforward              6,900
                                                    ---------------
             Total gross deferred tax assets              6,900
             Less valuation allowance                    (6,900)
                                                    ---------------
             Net deferred tax assets                $         -
                                                    ===============

The Company has a net operating loss carryforward of approximately $17,000 available to offset future taxable income through 2019.

The valuation allowance at December 31, 2004 was $6,900. The net change in valuation allowance during the year ended December 31, 2003 was an increase of $ -0-.


NOTE E - STOCKHOLDERS EQUITY

During 1999, the Company issued 118,000 shares of common stock to founders for services with a fair value of $118 ($0.001 per share).

During 1999, the Company issued 201,000 shares of common stock to individuals for cash of $13,530 ($0.067 per share).

During 2000, founders of the Company returned 118,000 shares of founders stock as an in kind contribution of stock. The stock was valued at its par value.

During 2000, the Company issued 12,500,000 shares of common stock to directors for services with a fair value of $1,250 ($0.0001 per share)

During 2000, the Company issued 1,000,000 shares of common stock to a consultant for services with a fair value of $5,000 ($0.005 per share).

                                 WIMAX EU, LTD.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 AND FOR THE PERIOD
             FROM OCTOBER 14, 1999 (INCEPTION) TO DECEMBER 31, 2004


During October 2004, the Company declared a 10 for 1 common stock split effected to stockholders of record on October 15, 2004. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this stock split.

During February 2005, the Company declared a 5 for 1 common stock split treated for accounting purposes as a stock dividend effected to stockholders of record who owned less than 2,001 shares of common stock on February 15, 2005. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this stock dividend.

NOTE E - COMMITMENTS AND CONTINGENCIES

During 2000, the Company entered into an agreement with a consultant to provide services for a period of one year. The agreement called for compensation of 5,000,000 shares with a fair value of $5,000. During 2004, the Company entered into a share lookup agreement with the consultant. In exchange for the Company including the shares issued to the consultant in a registration statement, the consultant agreed to sell not more than 10% of their outstanding shares each month for a period of one year.

During 2004, as amended on January 3, 2005, the Company purchased 40 URLs and granted a 30 year license to use such URL's to Eurotech Capital Ventures. The agreement calls for the company to pay 1.5% of the gross revenue.

In addition, the agreement called for the issuance of 1,000,000 shares of stock. The Company recorded the fair value of $10,000 based on recent cash offering prices ($0.01 per share). The agreement also requires the company to have an effective registration statement prior to November 30, 2005 or the license becomes extinguished. However, Eurotech Capital Ventures has waived the right to enforce such provision of the Agreement.

NOTE G - SUBSEQUENT EVENTS

During 2005, the Company entered into an agreement with a consultant to provide services for a period of two years. The agreement calls for compensation of 2,500,000 shares of common stock. The shares were valued at a recent cash offering price of $150,000 ($0.02 per share). The value of the services will be amortized over the period of the contact. During 2005, the Company entered into a share lookup agreement with the consultant. In exchange for the Company including the shares issued to the consultant in a registration statement, the consultant agreed to sell not more than 10% of their outstanding shares each month for a period of one year.

During 2005, the Company issued 1,500,000 shares of common stock for cash of $150,000 ($0.02 per share).

During 2005, the Company issued an option to its officer for 4,000,000 shares of common stock. The stock options vested upon issuance and are exercisable for a period of two years. The Company applies APB Opinion No. 25 and related interpretations in accounting for stock options issued to employees.

During 2005, the Company issued a two year put option to its officer and director to repurchase up to 8,000,000 common shares at an excise price of $200,000 or $0.025 per share. The put option expires on January 10, 2007.

During February 2005, the Company declared a 5 for 1 common stock split treated for accounting purposes as a stock dividend effected to stockholders of record who owned less than 2,001 shares of common stock on February 15, 2005. Per share and weighted average share amounts have been retroactively restated in the accompanying financial statements and related notes to reflect this stock dividend. .

                               WIMAX EU, LTD


                         13,700,000 Shares Common Stock




                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS II-1

Our Bylaws provide that we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, to the fullest extent permitted or authorized under law. In certain cases, we may advance expenses incurred in defending any such proceeding. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission           $                161.43
registration fee
Federal Taxes                                $                     0
State Taxes and Fees                         $                     0
Transfer Agent Fees                          $              5,000.00
Accounting fees and expenses                 $              7,500.00
Legal fees and expenses                      $             25,000.00
Blue Sky fees and expenses                   $                     0
Miscellaneous                                $                     0
--------------------------------------------------------------------
Total                                        $             37,661.43



All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.   RECENT SALES OF UNREGISTERED SECURITIES

On October 1, 2004, we entered into a royalty agreement and an Agreement on Business Rights Transfer with Capital Ventures, Ltd. pursuant to which we agreed to issue 100,000 shares of our common stock. Such shares were not issued until January 2005 and at such time we agreed to issue EuroTech a total of 1,000,000 shares based upon the amount of shares they would have received after the 10-1 forward split undertaken by us on October 15, 2004.. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Eurotech had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On January 15, 2005, we issued 1,500,000 shares to Global Internet Marketing Corp. pursuant to our consulting agreement with Global. Such shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Global had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2005, we completed an offering pursuant to Section 4(2) of the Securities Act of 1933 issued a total of 1,500,000 shares to four investors at a price per share of $.10 for a total of $150,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

35215 Yukon Inc.       200,000 shares
35216 Yukon Inc.       300,000 shares
Kenneth Bornstein      300,000 shares
Marquis Investments    700,000 shares

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, 35215 Yukon Inc., 35216 Yukon Inc., Kenneth Bornstein and Marquis Investments had the necessary investment intent as required by
Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER                   DESCRIPTION
------                   -----------


3.1      Articles of Incorporation and Amendments*
3.2      By-Laws*
5.1      Opinion of Anslow & Jaclin, LLP
10.1     Consulting Agreement between the Company and Global Internet Marketing
         Corporation dated January 15, 2005*
10.2     Royalty Agreement between the Company and Eurotech Capital Ventures
         Ltd. dated November 10, 2004*
10.3     Agreement on Business Rights Transfer between the Company and Eurotech
            Capital Ventures Ltd. dated November 10, 2004*
10.4     Consulting Agreement between the Company and Natural Ventures dated
         December 1, 2000*
10.5     Agreement dated January 10, 2005 between the Company and Christopher
         Miles*
10.6     Resolution dated January 10, 2005 approving the Stock Option Plan.*
10.7     Addendum to Royalty Agreement between the Company and Eurotech
         Capital Ventures Ltd.**
10.8     Lock-up Agreement with Eurotech Capital Ventures, Ltd.***
10.9     Lock-up Agreement with Natural Ventures Corp.****

                                      II-2




10.10    Lock-up Agreement with Global Internet Marketing****
10.11    Lock-up Agreement with 35215 Yukon Inc.*****
10.12    Lock-up Agreement with 35216 Yukon Inc.*****
10.13    Lock-up Agreement with Kenneth Bornstein*****
10.14    Lock-up Agreement with Marquis Investments*****

10.15    Waiver of Participation in Stock Split by Global Internet Marketing******
10.16    Waiver of Participation in Stock Split by Eurotech Capital Ventures******
10.17    Waiver of Participation in Stock Split by Christopher Miles******
10.18    Waiver of Participation in Stock Split by Margot Miles******
10.19    Waiver of Participation in Stock Split by Kenneth Bornstein******
10.20    Waiver of Participation in Stock Split by 35215 Yukon Inc. ******
10.21    Waiver of Participation in Stock Split by 35216 Yukon Inc. ******
10.22    Waiver of Participation in Stock Split by Natural Ventures Corp. ******
10.23    Waiver of Participation in Stock Split by Marquis Investments******
10.24    Agreement with Eurotech Capital Ventures to waive the license extinguishment provision in the original agreement dated November 10, 2004.

21       Subsidiaries*
23.1     Consent of Jewett Schwartz & Associates
23.2     Consent of Counsel, as in Exhibit 5.1

* Filed as part of the original SB-2 Registration Statement with the SEC on March 16, 2005.

** Filed as part of Amendment No. 1 to SB-2 Registration Statement with the SEC on July 6, 2005.

*** Filed as part of Amendment No. 2 to SB-2 Registration Statement with the SEC on August 26, 2005.

**** Filed as part of Amendment No. 3 to SB-2 Registration Statement with the
     SEC on September 26, 2005.

*****Filed as part of Amendment No. 4 to SB-2 Registration Statement with the
     SEC on October 21, 2005.

******Filed as part of Amendment No. 5 to SB-2 Registration Statement with the
     SEC on November 29, 2005.





ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
     (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES



In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Pacific Grove, State of California on December 14, 2005.





                     By:  /s/ Christopher Miles
                     ---------------------------------
                              CHRISTOPHER MILES
                              President, Chief Executive Officer,
                              Chief Financial Officer and
                              Chairman of the Board of Directors


                                POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Christopher Miles, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


By: /s/  Christopher Miles     President, Chief Executive Officer,
------------------------       Chief Financial Officer and
         Christopher Miles     Chairman of the Board of Directors

By: /s/  Margot Miles          Treasurer and Director
------------------------
         Margot Miles





Dated: December 14, 2005






                                      II-4